SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 ----------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 11, 2000
                                                           ------------


                   NATIONAL INFORMATION CONSORTIUM, INC.
                   -------------------------------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         COLORADO                        000-26621         52-2077581
         --------                        ---------         ----------
 (STATE OR OTHER JURISDICTION OF       (COMMISSION      (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)        FILE NUMBER)    IDENTIFICATION NO.)


                             12 CORPORATE WOODS
        10975 BENSON STREET, SUITE 390, OVERLAND PARK, KANSAS 66210
        -------------------------------------------------------------
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                               (877) 234-EGOV
            -----------------------------------------------------
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                    N/A
          ------------------------------------------------------
       (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.

             On May 11, 2000, National Information Consortium, Inc., a Colorado corporation (the "Registrant"), completed the acquisition of SDR Technologies, Inc., a California corporation ("SDR"), pursuant to an Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of May 5, 2000, as amended (the "Merger Agreement"), by and among the Registrant, SDR Acquisition Corp., a California corporation and a wholly owned subsidiary of the Registrant ("Merger Sub"), and SDR. Pursuant to the Merger Agreement, attached hereto as Exhibit 1.1, Merger Sub was merged with and into SDR (the "Merger"), and SDR, as the surviving corporation, became a wholly owned subsidiary of the Registrant.

             As a result of the Merger, each outstanding share of SDR common stock and each outstanding share of SDR Series A Preferred Stock was converted into 0.59977 share of Registrant common stock. Ten percent of the shares of Registrant common stock to be issued to former shareholders of SDR will be held in escrow on their behalf to secure certain indemnification obligations under the Merger Agreement. A total of 1,912,097 shares of Registrant common stock and options to purchase 229,965 shares of Registrant common stock will be issued in the Merger. The preliminary purchase price for the Merger is approximately $ 38.1 million, and the transaction will be accounted for as a purchase.

             The foregoing summary of the Merger Agreement does not purport to be a complete description of the Merger and is qualified in its entirety by reference to the entire document attached hereto as Exhibit 1.1 and incorporated herein.


ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
             INFORMATION AND EXHIBITS.

             (a)      Financial Statements of Businesses Acquired

                      The Registrant expects to file the financial
             statements of SDR by amendment for the periods required by Rule 3-05(b) of Regulation S- X on or before July 26, 2000.

             (b)      Pro Forma Financial Information

                      The Registrant expects to file pro forma financial
             information by amendment for the periods required by Article 11 of Regulation S-X on or before July 26, 2000.

             (c)      Exhibits

                      1.1 Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of May 5, 2000, as amended, by and among the Registrant, SDR Acquisition Corp., a California corporation and a wholly owned subsidiary of the Registrant, and SDR Technologies, Inc.

                      2.1    Press Release of National Information
                             Consortium, Inc., dated May 15, 2000.



                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NATIONAL INFORMATION
                                           CONSORTIUM, INC.


                                           By: /s/ Kevin C. Childress
                                               ___________________________
                                               Name:  Kevin C. Childress
                                               Title: Chief Financial Officer

Date:  May 26, 2000




                               EXHIBIT INDEX


EXHIBIT NUMBER              DESCRIPTION
--------------              -----------

        1.1 Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of May 5, 2000, as amended, by and among the Registrant, SDR Acquisition Corp., a California corporation and a wholly owned subsidiary of the Registrant, and SDR Technologies, Inc.


        2.1 Press Release of National Information Consortium, Inc., dated May 15, 2000.